Exhibit 99.2
Lift Truck Market Size Data

	1972	1973	1974	1975	1976	1977	1978	1979	1980	1981	1982
Europe (FEM/JIVA) (2)	91,305	116,797	133,977	101,492	105,469	127,299	132,566	147,328	155,884	122,620	110,638
North America (1) (2)	83,718	97,382	120,770	35,404	64,943	79,976	94,257	97,183	70,593	63,223	46,381
A/P, China and Japan (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	1983	1984	1985	1986	1987	1988	1989	1990	1991	1992	1993
Europe (FEM/JIVA) (2)	107,677	108,286	118,885	116,910	129,042	149,802	165,095	176,947	165,968	150,250	121,922
North America (1) (2)	62,476	84,579	91,942	99,215	110,359	112,425	116,607	105,508	94,828	106,590	120,679
Total Americas (1) (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	114,411	127,308
A/P, China and Japan (2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	134,635	123,913

	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
Europe (FEM/JIVA) (2)	135,318	152,667	174,953	176,294	187,902	219,615	227,697	274,681	256,717	263,972	286,546
North America (1) (2)	154,167	162,725	152,763	178,456	192,192	197,436	205,033	145,967	144,529	151,911	182,450
Total Americas (1) (2)	162,261	171,682	168,170	193,413	207,018	209,843	223,499	161,316	156,702	166,328	203,552
A/P, China and Japan (2)	119,733	135,050	148,135	148,441	111,848	104,781	122,354	123,780	129,333	146,334	171,000

	2005	2006	2007	2008	2009E	2010E
Europe (FEM/JIVA) (2)	302,158	337,326	382,047	376,945	190,000	234,000
North America (1) (2)	194,475	207,919	185,726	149,863	90,000	110,000
Total Americas (1) (2)	218,908	238,141	229,509	192,134	111,050	137,050
A/P, China and Japan (2)	195,386	222,074	250,684	257,604	150,000	174,275

Lift truck market size history - source: ITA, JIVA, FEM, WITA

Industry forecast - source: DRI-WEFA and Oxford Economic Forecast

(1)	Total Americas numbers for 1992-2010 include North America Commercial, Government and Latin America. Prior years are North America Commercial only.

(2)	Industry information is based upon the reporting basis of each individual region, which varies according to the industry trade groups in that region:
Americas - North America & Government - Retail bookings
Americas - Latin America - Factory bookings
Europe & Japan - Factory shipments
A/P & China - Factory bookings